CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of McIntosh Bancshares, Inc. (the “Company”) for the quarter ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William K. Malone, Chief Executive Officer of the Company, and James P. Doyle, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:
(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
    1934; and
(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ William K. Malone
WILLIAM K. MALONE
Chief Executive Officer
August 13, 2008

/s/ James P. Doyle
JAMES P. DOYLE
Chief Financial Officer and
Accounting Officer
August 13, 2008

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.